Exhibit 23  CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-32431) pertaining to the Retirement and Stock Ownership Plan of The Ryland Group, Inc. of our report dated June 23, 1997, with respect to the financial statements and schedules of The Ryland Group, Inc. Retirement and Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.


                                                    /s/ Ernst & Young LLP

Baltimore, Maryland
June 24, 1997